Exhibit 5.1


                                [Letterhead of]
                           JONES APPAREL GROUP, INC.





                                                            September 13, 2002


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                           Jones Apparel Group, Inc.
                      Registration Statement on Form S-3

Ladies and Gentlemen:

     I am General Counsel of Jones Apparel Group, Inc., a Pennsylvania corporation (the "Company"), and in such capacity, I have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") relating to the registration under the Act of the offering of an aggregate of 828,683 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), for the benefit of the selling shareholders (the "Selling Shareholders").

     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including (i) the Articles of Incorporation of the Company, as amended or restated; (ii) the Bylaws of the Company, as amended or restated; (iii) the Registration Statement and the related Prospectus (together with the documents incorporated therein by reference, the "Prospectus") and (iv) corporate preceedings related to the authorization of the Common Stock.

     In such review, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted as copies and the authenticity of the originals of such copies.

     Based on the foregoing and subject to the further assumptions and qualifications set forth below, I am of the opinion that the shares of Common Stock to be sold by the Selling Shareholders are duly authorized, validly issued, fully paid and nonassessable.

     I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any law other than the laws of the State of New York and the Federal laws of the United States of America.


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     In rendering this opinion, I have relied upon the opinion dated
September 13, 2002 of Wolf, Block, Schorr and Solis-Cohen LLP, a copy of which appears as Exhibit 5.2 to the Registration Statement, as to all matters of law covered therein relating to the laws of the Commonwealth of Pennsylvania.

     I hereby consent to the use of my name under the caption "Validity of Securities" in the Prospectus and the use of my opinion as herein set forth as an Exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Ira M. Dansky
                                                 -----------------

                                                 Ira M. Dansky
                                                 General Counsel